UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 24, 2011

(Exact name of registrant as specified in its charter)

Florida	001-34462	65-0925265
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One North Federal Highway, Boca Raton, Florida		33432
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: (561) 362-3435

___________________________________________________

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1ST UNITED BANCORP, INC.

FORM 8-K

CURRENT REPORT

Item 5.07.	Submission of Matters to a Vote of Security Holders.

Proxies for the 1st United Bancorp, Inc. (the “Company”) annual meeting of shareholders held on May 24, 2011 (the “Annual Meeting”) were solicited pursuant to Regulation 14A of the Securities Exchange Act of 1934, and there was no solicitation in opposition to management’s solicitations. The following summarizes all matters voted on at the Annual Meeting.

1.

Each of the following directors were elected for a term to expire at the 2012 annual meeting and until their successors are elected and qualified. Each nominee was an incumbent director, no other person was nominated, and each nominee was elected. The number of votes cast were as follows:

	For	Withheld	Broker Non-Votes
Paula Berliner	22,380,476	396,274	2,786,982
Jeffery L. Carrier	22,389,551	387,199	2,786,982
Ronald A. David	22,446,668	330,082	2,786,982
James Evans	22,339,345	437,405	2,786,982
Arthur S. Loring	21,615,114	1,161,636	2,786,982
Thomas E. Lynch	18,692,545	4,084,205	2,786,982
John Marino	22,317,234	459,516	2,786,982
Carlos Morrison	22,332,783	443,967	2,786,982
Warren S. Orlando	22,347,779	428,971	2,786,982
Rudy E. Schupp	22,359,399	417,351	2,786,982
Joseph W. Veccia, Jr.	22,380,351	396,399	2,786,982

2.	Shareholders approved, on a nonbinding advisory basis, executive compensation. The number of votes cast were as follows:

For	Against	Abstention	Broker Non-Votes
22,405,775	270,382	100,593	2,786,982

3.	Shareholders recommended, on a nonbinding advisory basis, holding a nonbinding advisory vote annually. The number of votes cast were as follows:

1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
12,998,083	135,148	9,455,685	187,834	2,786,982

Consistent with the shareholders’ recommendation, the Company will hold a shareholder advisory vote on executive compensation annually.

4.

Shareholders ratified the action of the Audit Committee in selecting and appointing Crowe Horwath, LLP as the Company’s independent auditors for the fiscal year ending December 31, 2011. The number of votes cast were as follows:

For	Against	Abstention
25,426,753	109,228	27,751

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

1ST UNITED BANCORP, INC.

Date: May 26, 2011	By:	/s/ John Marino
John Marino,
President and Chief Financial Officer